Exhibit 99.1

Revolution Lighting Technologies Reports Fourth Quarter and Full Year 2013 Financial Results

– Reported 2013 Revenues of $26.1 Million for FY 2013, an Increase of 480% –

– Gross Margin at 38% for 2013 –

– 2014 Pro Forma Revenue to be in the $110 Million Range with Organic Revenue Growth of Over 40% –

– 2014 Adjusted EBITDA to be in the 12-15% range –

Stamford, CT, March 13, 2014 – Revolution Lighting Technologies, Inc. (NASDAQ: RVLT) (“Revolution Lighting”), a leading provider of advanced LED lighting solutions, today announced financial results for the fourth quarter and full year ended December 31, 2013.

“We built a solid foundation and executed on our business strategy in 2013,” said Robert V. LaPenta, Chairman and Chief Executive Officer, Revolution Lighting Technologies. “We increased revenues, significantly improved our gross margin and made several strategic acquisitions to broaden our product portfolio, expand our distribution network, and strengthen our engineering and management teams.”

LaPenta continued: “We are extremely excited about our recently announced acquisition of Value Lighting Inc., which will allow us to penetrate new markets, including the multifamily residential housing sector where demand for our products continues to grow. As we look forward, Revolution Lighting is well-positioned for the rapid growth of the LED industry that we believe lies ahead.”

Quarter Ended December 31, 2013

For the quarter ended December 31, 2013, total revenue was approximately $7.1 million, as compared to $1.0 million in the same period of 2012, an increase of approximately 610%. Gross profit for the quarter was approximately $2.3 million, as compared to $0.15 million during the same period in 2012. Gross margin was 33% as compared to 15% for the same period in 2012.

Revenue and gross margin includes the impact of strong organic growth of the businesses we acquired in 2012 and 2013. On a pro forma basis, giving effect to the acquisitions of Seesmart, Relume and Tri-State businesses, as if they had occurred on January 1, 2012, consolidated revenues for the quarter increased by 47% to $7.6 million. The results reflect the shift in focus away from the lower ticket and lower margin consumer retail market to the rapidly growing commercial, industrial and municipal (municipal, university, schools and healthcare) segments, which we believe offer higher margin opportunities.

The Company reported an operating loss of $3.3 million in the fourth quarter of 2013 as compared to $1.4 million in the same period of 2012. Operating results for the fourth quarter of 2013 were negatively impacted by one-time and non-cash charges of $0.9 million, including expenses related to acquisitions, the amortization of intangible assets resulting from the acquisitions and stock-based compensation. Negative Adjusted EBITDA (as defined below) for the fourth quarter of 2013 was approximately $2.4 million excluding the aforementioned charges.

The Company reported a net loss for the fourth quarter of 2013 of approximately $3.3 million as compared to a net loss of $1.4 million for the same period in 2012. The net loss for the fourth quarter of 2013 includes the aforementioned one-time and non-cash charges.

Basic and diluted losses per share attributable to common stockholders were $0.05 and $0.04, respectively, for the quarters ended December 31, 2013 and 2012. Weighted basic and diluted shares outstanding were 80.9 million for the quarter ended December 31, 2013 and 38.6 million for the quarter ended December 31, 2012. The per share amounts reflect accrual of dividends on preferred stock and the accretion to redemption value of the Series E and F preferred stock.

Fourth Quarter Business Highlights

•	October 7th: Announced acquisition of portfolio of LED products from CMG Energy Solutions to broaden product portfolio and strengthen distribution network

•	November 18th: Announced acquisition of Tri-State LED, a leading distributor of Revolution Lighting’s Seesmart LED lighting solutions with a significant client base across the Tri-State area that includes municipalities, major school systems, hospitals, convention centers and real estate developers

•	December 10th: Announced that SL Green Realty Corp., New York City’s largest commercial property owner, selected Revolution Lighting’s Seesmart brand LED tube lamps for the second phase retrofit at ten SL Green properties, saving $300,000 annually

•	December 16th: Announced selection by the U.S. Navy’s Military Sealift Command to supply Lewis and Clark class T-AKE dry cargo/ammunition ships with 17,000 Seesmart two and four foot LED tube lamps

The Company’s business pipeline is stronger than ever with Revolution Lighting being selected for several strategic opportunities in recent months, including the following:

•	Down selected on LED lighting retrofit projects for several large nationwide franchise operators with over 6,000 outlets commencing in 2014 with a potential of over $100 million

•	Designated the preferred provider of LED products for New Jersey and select New York State public school systems with the potential of over $30 million

•	Selected to participate in a large multi-use project in a major U.S. city, including hotels, apartments and retail outlets with a potential of $20 million

During the fourth quarter, the Company completed and initiated a number of key projects, including:

•	Completed LED retrofit projects for the Empire Casino in Yonkers, New York and the MGM Casino in Detroit, Michigan

•	Completed the project with U.S. Navy’s Military Sealift Command to supply Lewis and Clark dry cargo/ammunition ships with 17,000 Seesmart two and four foot LED tube lamp; the Company expects follow-on orders throughout 2014

•	Commenced delivery of products for the retrofit of the Connecticut Convention Center, located in Hartford, Connecticut; this 540,000 square foot building is the largest energy reduction project in the state

Full Year Ended December 31, 2013

For the year ended December 31, 2013, the Company reported revenues of approximately $26.1 million, as compared to $4.5 million in the same period of 2012, an increase of approximately 480%. Gross profit for the full year ended December 31, 2013 was approximately $10.0 million, as compared to negative $0.2 million during the same period in 2012. Gross margin was 38%, as compared to negative 5% for the same period in 2012.

Revenue and gross margins include the impact of strong organic growth of the businesses we acquired in 2013 and 2012. On a pro forma basis, giving effect to the acquisitions of the Seesmart, Relume and Tri-State businesses as they had occurred on January 1, 2012, consolidated revenues increased by 59% to $35.0 million over the corresponding period in 2012. The 2012 gross margin includes charges from the liquidation of surplus and discontinued inventory related to the retail consumer markets. The results reflect the shift in focus away from the lower ticket and lower margin consumer retail market to the commercial, industrial and municipal (municipal, university, schools and healthcare) segments.

The Company reported an operating loss of $10.5 million in the full year ended December 31, 2013, as compared to $9.4 million in the same period of 2012. Operating results for the full year were negatively impacted by one-time and non-cash charges of $7.5 million, including expenses related to acquisitions, severance and facility transition costs related to the closing of the former Nexxus Lighting corporate office in North Carolina, the amortization of intangible assets related to acquisitions and stock-based compensation. Negative Adjusted EBITDA (as defined below) for the full year was approximately $2.9 million excluding the aforementioned one-time and non-cash charges.

The Company reported a net loss for the full year ended December 31, 2013 of approximately $16.8 million as compared to a net loss of $8.6 million for the same period in 2012. The net loss includes the aforementioned charges and additional one-time non-cash charge of $7.0 million related to the change in fair value of the embedded liability related to the Company’s Series E, a gain of $0.7 million on a bargain purchase of a business which the Company does not expect to reoccur going forward, as well as interest costs of $ 0.1 million.

Basic and diluted losses per share attributable to common stockholders were $0.26 and $0.63, respectively, for the years ended December 31, 2013 and 2012. Weighted basic and diluted shares outstanding were 77.3 million for the year ended December 31, 2013 and 22.1 million for the year ended December 31, 2012. The per share amounts reflect the accretion to the redemption value of the Series E and Series F Preferred Stock of $3.7 million and the accrual of dividends on preferred stock.

Business Highlights for Full Year 2013

•	January 23rd: Appointed Robert LaPenta as Chief Executive Officer and Charles J. Schafer as President and Chief Financial Officer

•	January 24th: Announced receipt of a $5 million order for Seesmart LED lighting products with a total potential value of $10 million

•	February 21st: Announced the receipt of an additional $5 million investment from an affiliate of Aston Capital LLC, in the form of convertible preferred stock to fund customer orders and future growth

•	March 11th: Announced the completion of a $5 million common stock investment from an unaffiliated investor

•	March 25th: Introduced the most energy efficient 15-watt tube lamp on the market today, producing a measured efficacy of 112 lumens per watt and more than 1,700 lumens of light

•	July 3rd: Announced retrofits for Gasolineras Don Justo, subdivision of the largest gas station chain in Mexico

•	July 11th: Announced partnership agreement with GB Energie LED to drive LED adoption across multiple markets

•	July 15th: Aston Capital, a limited partnership private equity firm, announced that it will create LightCap I Fund to finance LED lighting purchases and installations for Revolution Lighting Technologies customers

•	August 12th: Announced acquisition of Relume Technologies to increase LED product portfolio for outdoor lighting applications and smart grid control systems; acquisition closed on August 22nd

•	September 26th: President and CFO Charlie Schafer presented at Craig-Hallum’s 4th Annual Alpha Select Conference

•	October 7th: Announced acquisition of portfolio of LED products from CMG Energy Solutions to broaden product portfolio and strengthen distribution network

•	November 18th: Announced acquisition of Tri-State LED, a leading distributor of Revolution Lighting’s Seesmart LED lighting solutions with a significant client base across the Tri-State area that includes municipalities, major school systems, hospitals, convention centers and real estate developers

•	December 10th: Announced that SL Green Realty Corp., New York City’s largest commercial property owner, selected Revolution Lighting’s Seesmart brand LED tube lamps for the second phase retrofit at ten SL Green properties, saving $300,000 annually

•	December 16th: Announced selection by the U.S. Navy’s Military Sealift Command to supply Lewis and Clark class T-AKE dry cargo/ammunition ships with 17,000 Seesmart two and four foot LED tube lamps

Liquidity Position

The Company’s liquidity position remains adequate with a cash balance of $1.8 million as of December 31, 2013.

During the fourth quarter of 2013 the Company entered in accounts receivable financing facilities pursuant to which it can borrow up to an aggregate of $1.5 million, subsequently increased to $2.0 million.

Subsequent to December 31, 2013 the Company borrowed $3.5 million under a financing arrangement with an affiliate of its controlling stockholder.

“We continued to strengthen our financial position with the growth of our sales pipeline and we are pleased to have achieved strong margins,” said Charles Schafer, Chief Financial Officer, Revolution Lighting Technologies. “We have adequate resources and are continuing to invest in the growth of Revolution Lighting.”

2014 Revenue & Adjusted EBITDA Outlook

Revolution Lighting started 2014 with a robust pipeline of close to $200 million in actionable opportunities over the next 12 to 18 months. With the benefit of the Value Lighting acquisition announced on March 10, 2014, the Company expects pro forma combined revenue in 2014 to be in the $110 million range with organic revenue growth of over 40%, and Adjusted EBITDA in the 12-15% range.

Further information on Revolution Lighting Technologies’ quarterly and annual results can be found in the Company’s Form 10-K for the year ended December 31, 2013 filed with the U.S. Securities and Exchange Commission (SEC) and may be accessed on the SEC’s website at www.sec.gov.

About Revolution Lighting Technologies Inc.

Revolution Lighting Technologies, Inc. is a leader in the design, manufacture, marketing, and sale of light emitting diode (LED) lighting solutions focusing on the industrial, commercial and government markets in the United States, Canada, and internationally. Through advanced technology and aggressive new product development, Revolution Lighting has created an innovative, multi-brand, lighting company that offers a comprehensive advanced product platform. The company goes to market through its Seesmart brand, which designs, engineers and manufactures an extensive line of high-quality interior and exterior LED lamps and fixtures; Lighting Integration Technologies Inc., which sells and installs Seesmart products; Lumificient, which supplies LED illumination for the signage industry; Relume Technologies, a leading manufacturer of outdoor LED products; and Sentinel, a revolutionary patented and licensed monitoring and smart grid control system for outdoor lighting applications. Revolution Lighting Technologies markets and distributes its product through a network of independent sales representatives and distributors, as well as through energy savings companies and national accounts. Revolution Lighting Technologies trades on the NASDAQ under the ticker RVLT. For additional information, please visit: www.rvlti.com.

Cautionary Statement for Forward-Looking Statements

Certain of the above statements contained in this press release are forward-looking statements that involve a number of risks and uncertainties, and statements relating to the anticipated future growth and profitability of our business. Such forward-looking statements are within the meaning of that term in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Reference is made to Revolution Lighting’s filings under the Securities Exchange Act for additional factors that could cause actual results to differ materially, including our history of losses, customer concentration risks, the potential for future dilution to our existing common stockholders, our status as a controlled company, the risk that demand for our LED products fails to emerge as anticipated, the availability of financing for our customers, competition from larger companies, and risks relating to third party suppliers and manufacturers, as well as the other Risk Factors described in Item 1A of our Form 10-K for the fiscal year ended December 31, 2013. Revolution Lighting Technologies, Inc. undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise. Readers are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those indicated in the forward-looking statements as a result of various factors. Readers are cautioned not to place undue reliance on these forward-looking statements.

Adjusted EBITDA

We use Adjusted EBITDA as a non-GAAP measure of financial performance. Adjusted EBITDA is calculated by adding back to net income or loss interest and financing related costs, acquisition related charges, severance and transition costs, interest, income taxes, depreciation and amortization, long lived asset impairments and stock based compensation charges. Adjusted EBITDA is provided to investors to supplement the results of operations reported in accordance with GAAP. Management believes that Adjusted EBITDA is useful to help investors analyze the operating trends in the business and to assess the relative underlying performance of businesses with different capital and tax structures. Management believes that Adjusted EBITDA provides an additional tool for investors to use in comparing our financial results with other companies that use Adjusted EBITDA in their communications with investors. By excluding non cash charges such as amortization and depreciation, stock based compensation, long lived asset impairments as well as charges for income taxes, interest and financing charges, acquisition related and severance and transition costs , investors can evaluate our operations and compare our results with the results of other companies on a more consistent basis. Management also uses Adjusted EBITDA to evaluate potential acquisitions, establish internal budgets and goals and evaluate the performance of business units and management.

We consider Adjusted EBITDA to be an important indicator of our operational strength and performance and a useful measure of historical and prospective trends. However there are significant limitations of the use of Adjusted EBITDA since it excludes interest income and expense, financing related and acquisition related charges, severance and transition costs, stock based compensation and income taxes, all of which impact profitability, as well as depreciation and amortization and impairments, related to the use of long lived assets that benefit future periods. We believe that these limitations are compensated by providing Adjusted EBITDA only with GAAP performance measures and clearly identifying the differences between the two measures. Consequently, Adjusted EBITDA should not be considered in isolation or as a substitute for net income or loss or operating income or loss presented in accordance with GAAP. Moreover, Adjusted EBITDA as defined by the Company may not be comparable to similarly titled measure provided by other entities.

A reconciliation of our GAAP net loss to non-GAAP Adjusted EBITDA for the three months and full year ended December 31, 2013, respectively follows:

	(in millions)
	For the 3 months ended December 31, 2013	For the full year ended December 31, 2013

Net Loss	$(3.3)	$(16.8)
Change in fair value of embedded derivative	—	7.0
Gain on bargain purchase of business	—	(0.7)
Severance and transition costs	0.1	1.2
Acquisition related costs	0.2	2.4
Interest	—	0.1
Depreciation and amortization	0.5	3.1
Stock compensation costs	0.1	0.8

Interest

Adjusted EBITDA	$(2.4)	$(2.9)

Contact:

ICR

Anton Nicholas, Cory Ziskind

203-682-8200

Anton.Nicholas@icrinc.com

Cory.Ziskind@icrinc.com